EXHIBIT 3.2

BY-LAWS OF
PIZZA INN HOLDINGS, INC.

ARTICLE I - OFFICE

The principal office of the Corporation shall be located in Denton County, Texas.  The Corporation may have offices at such other places, both within and without the State of Missouri, as the Board of Directors may from time to time designate.

ARTICLE II - SEAL

The corporate seal shall have inscribed thereon the name of the Corporation.

ARTICLE III - SHAREHOLDERS' MEETING

Section 1.  Place of Meeting.  All meetings of the shareholders shall be held at such location, either within or without the State of Missouri, as designated, from time to time, by a majority of the Board of Directors.

Section 2.  Annual Meeting.  The annual meeting of the shareholders shall be held on Wednesday of the second full calendar week of December of each year at 10:00 a.m., or any other day determined by the Board of Directors within sixty (60) calendar days before or after such date, when the shareholders shall conduct business as shall properly come before the meeting.

Section 3.  Quorum.  The holders of a majority of the stock issued and outstanding entitled to vote at any meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by express provision of the statutes, the Articles of Incorporation or by these By-laws.

Section 4.  Voting.  At each meeting of the shareholders, every shareholder entitled to vote at any meeting shall be entitled to vote in person, or by proxy, appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney-in-fact, and he shall have one vote for each share of stock registered in his name at the time of the closing of the transfer books for said meeting.  The vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Articles of Incorporation or these By-laws, a different vote is required, in which case, such express provision shall govern and control the decision of such questions.

Section 5.  No Cumulative Voting.  Unless otherwise provided in the Articles of Incorporation, cumulative voting is not permitted with respect to the election of directors and, thus, no shareholders entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the shareholders in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

Section 6.  Notice of Meeting.  Notice of any special or annual meeting shall be served personally on each shareholder or shall be mailed to each shareholder at such address as appears on the stock book of the Corporation not less than ten (10) days nor more than sixty (60) days before such meeting.  Service or mailing of such notice shall be made by the Secretary.  In addition, such published notice shall be given as required by law.  The notice of any special meeting shall state the purpose or purposes of the proposed meeting.

Section 7.  Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by the Chief Executive Officer or by the Board of Directors, or by the Secretary at the request in writing by shareholders owning at least one-third (1/3) in amount of the entire capital stock of the Corporation issued and outstanding.

Section 8.  Waiver of Notice.  Any shareholder may waive notice of any meeting of the shareholders, by a writing signed by him, or by his duly authorized attorney-in-fact, either before or after the time of such meeting.  A copy of such waiver shall be entered in the minutes, and shall be deemed to be the notice required by law or by these By-laws.  Any shareholder present in person, represented by proxy or represented by his duly authorized attorney-in-fact, at any meeting of the shareholders, shall be deemed to have thereby waived notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 9.  Informal Action by Shareholders.  Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, the Articles of Incorporation or these By-laws, the meeting, any notice thereof and vote of shareholders thereat may be dispensed with if all the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.  Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under the statutes of Missouri.  Such written consent shall be filed with the minutes of shareholders' meetings.

Section 10.  Shareholders Entitled to Vote.  The Board of Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the shareholders during which no transfer of stock on the books of the Corporation may be made.  The Board of Directors may fix a day not more than sixty (60) days prior to the holding of any meeting of the shareholders as the day as of which shareholders are entitled to notice of and to vote at such meeting.

Section 11.  Organization.  The Chairman of the Board, and in his absence, the Chief Executive Officer, and in his absence, the President, and in the absence of the Chairman of the Board, the Chief Executive Officer, the President and all the Vice Presidents, a chairman pro tem chosen by the shareholders present, shall preside at such meeting of shareholders and shall act as chairman thereof.  The Secretary, and in his absence the Assistant Secretary or a Secretary pro tem chosen by the shareholders present, shall act as secretary of all meetings of the shareholders.

Section 12.  Adjournment.  If at any meeting of the shareholders, a quorum shall fail to attend at the time and place for which the meeting was called, or if the business of such meeting shall not be completed, the shareholders present in person, represented by proxy may, by a majority vote, adjourn the meeting from day to day or from time to time, not exceeding ninety (90) days from such adjournment without further notice until a quorum shall attend or the business thereof shall be completed.  At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

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ARTICLE IV - DIRECTORS

Section 1.  Number and Election.  The number of Directors of the Corporation to constitute the Board of Directors shall be seven (7).  Each Director shall hold office until such Director's successor has been elected and has qualified, or until such Director's death, retirement, disqualification, resignation or removal.

Section 2.  Classes, Election and Term.  There shall be one (1) class of directors, who shall be elected annually.  Any director elected to fill any vacancy on the Board of Directors shall hold office for the remainder of the full term of the director whose position such newly elected director fills.

Section 3.  Vacancies.  Any vacancy on the Board of Directors arising from the death, resignation, retirement, disqualification, or removal from office of one or more Directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining Director.  Any Director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

Section 4.  Powers of the Board.  The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute, or by the Articles of Incorporation, or by these By-laws, directed or required to be exercised or done by the shareholders.

Section 5.  Removal of Directors.  Except as otherwise expressly provided in the Articles of Incorporation, the shareholders shall have the power, by a vote of the holders of a majority of seventy-five percent (75%) of the shares then entitled to vote at an election of Directors at any meeting expressly called for that purpose, to remove any Director from office with or without cause.  Such meeting shall be held at the registered office or principal business office of the Corporation in the State of Texas or at such other location within or without the States of Missouri or Texas, as directed, from time to time, by the Board of Directors.  If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him, if then cumulatively voted at an election of the entire Board of Directors.

ARTICLE V - MEETINGS OF THE BOARD

Section 1.  Place of Meetings.  Meetings of the Board of Directors of the Corporation, both regular and special, may be held at any place either within or without the State of Missouri.  Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment, whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 2.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board.

Section 3.  Notice of Regular Meetings.  After the time and place of regular meetings shall have been determined, no notice of any regular meetings need be given.  Notice of any change in the place of holding any regular meeting, or any adjournment of a regular meeting, shall be given by mail, telegram, or telephone not less than forty-eight (48) hours before such meeting, to all Directors who were absent at the time such action was taken.

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Section 4.  Special Meetings.  Special meetings of the Board, for any purpose, may be called by the Chairman of the Board on three (3) days' notice to each Director, either personally, by mail or by telegram.  Upon like notice, the Secretary of the Corporation, upon the written request of a majority of the Directors, shall call a special meeting of the Board.  Such request shall state the purpose or purposes of the proposed meeting.  The officer calling the special meeting may designate the place for holding same.

Section 5.  Quorum.  At all meetings of the Board, a majority of the Directors entitled to vote shall constitute a quorum for the transaction of business, and the act of a majority of the Directors so entitled to vote, present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except where otherwise provided by statute, by the Articles of Incorporation or by these By-laws.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors entitled to vote present thereat may adjourn the meeting, from time to time, without notice other than announcement, at the meeting that the meeting is adjourned until a quorum shall be present.

Section 6.  Waiver of Notice.  Any Director may waive notice of any meeting of the Board by a writing signed by him, either before or after the time of such meeting.  A copy of such waiver shall be entered in the minutes and shall be deemed to be the notice required by statute or by these By-laws.  Any Director present in person, or by means of conference telephone or similar communications equipment, at any meeting of the Board, shall be deemed to have thereby waived notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.  Informal Meetings.  Whenever the vote of Directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting, any notice thereof, and vote of Directors thereat, may be dispensed with if all the Directors who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of the Board.

Section 8.  Organization.  The Chairman of the Board, and in his absence, the Chief Executive Officer, and in his absence, the President, and in the absence of the Chairman of the Board, the Chief Executive Officer, the President and all the Vice Presidents, a chairman pro tem chosen by the Directors present, shall preside at each meeting of the Directors and shall act as Chairman thereof.  The Secretary, and in his absence, the Assistant Secretary, and in his absence a secretary pro tem chosen by the Directors present, shall act as Secretary of all meetings of the Directors.

Section 9.  Minutes and Statements.  The Board of Directors shall cause to be kept a complete record of their meetings and acts, and of the proceedings of the shareholders.

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ARTICLE VI - OFFICERS

Section 1.  Officers.  The officers of this Corporation shall be a Chairman of the Board, any number of Vice Chairmen (who may be specifically designated with a descriptive title), a President, one or more Vice Presidents (any one of whom may be specifically designated or Senior Vice President, or some particular phrase descriptive of a portion of the Corporation's business), a Secretary, one or more Assistant Secretaries, and a Treasurer, all of whom shall be chosen by the Board of Directors.  Any person may hold two or more offices, except the offices of President and Secretary.

Section 2.  Subordinate Officers and Employees.   The Board of Directors may appoint such other officers and agents, as it may deem necessary, who shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board.

Section 3.  Compensation.  The Board of Directors shall, from time to time, in its discretion, fix or alter the compensation of any officer or agent.

Section 4.  Tenure of Office and Removal.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer, elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and the Directors.  He shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

Section 6.  Vice Chairman.  The Vice Chairman, if any, in such order as designated by the Board of Directors, shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties and have such other powers as the Board of Directors or the Chairman may, from time to time, prescribe.

Section 7.  Chief Executive Officer.  The Chief Executive Officer shall be the ranking chief executive officer of the Company, shall have general supervision of the affairs of the Company and general control of all of its business and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer may delegate all or any of his powers or duties to the President, if and to the extent deemed by the Chief Executive Officer to be desirable or appropriate.

Section 8.  President.  The President shall be the chief operating officer of the Company and shall, subject to the supervision of the Chief Executive Officer and the Board, have general management and control of the day-to-day business operations of the Company.  The President shall put into operation the business policies of the Company as determined by the Chief Executive Officer and the Board and as communicated to him by such officer and bodies.  In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

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Section 9.  Vice Presidents.  The Vice Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may, from time to time, prescribe.

Section 10.  Secretary.  The Secretary shall attend all meetings of the shareholders of the Corporation and of the Board of Directors, and shall record all of the proceedings of such meetings in minute books kept for that purpose.  He shall keep in safe custody the corporate seal of the Corporation, and is authorized to affix the same to all instruments requiring the Corporation's seal.  He shall have charge of the corporate records, and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation's books and stock ledgers, and such other books, records and papers as the Board of Directors may, from time to time, entrust to him.  He shall give or cause to be given proper notice of all meetings of shareholders and Directors, as required by law and the By-laws, and shall, with the President, or a Vice President, sign the stock certificates of the Corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or the President.

Section 11.  Assistant Secretary.  Each Assistant Secretary shall assist the Secretary in the performance of his duties, and may at any time, perform any of the duties of the Secretary; in case of the death, resignation, absence, or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 12.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.  He shall deposit the funds of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation, as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation.

ARTICLE VII - RESIGNATIONS

Any Director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time.  The acceptance of a resignation shall not be required to make it effective.

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ARTICLE VIII - CERTIFICATES OF STOCK AND TRANSFERS

Section 1.  Form and Execution of Certificates.  Each shareholder of the Corporation, whose stock has been paid for in full, shall be entitled to have a certificate or certificates certifying the number of shares of stock of the Corporation owned by him.  The certificates of stock shall be numbered and registered as they are issued.  They shall exhibit the holder's name and the number of shares, and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or the Vice President, and the Secretary or the Assistant Secretary, and have affixed to them the seal of the Corporation.

Section 2.  Restricted Stock.  The Corporation shall, at all times, have the authority and discretion to place a restrictive legend on those shares of stock which may not be transferred pursuant to the various federal, state and local securities laws, rules and regulations.

Section 3.  Transfer of Stock.  Shares of nonrestricted stock may be transferred by endorsement thereon of the signature of the proprietor, his agent, attorney or legal representative, and such guaranties as may be required by the Transfer Agent and Registrar, and the delivery of the certificate; but such transfer shall not be valid against the Corporation until the same is so entered on the books of the Corporation and the old certificate is surrendered for cancellation.

Section 4.  Registered Shareholders.  The Corporation shall be entitled to treat the registered holder of any share or shares of stock, whose name appears on its books as the owner or holder thereof, as the absolute owner of all legal and equitable interest therein, for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

Section 5. Closing of Stock Transfer Books - Fixing Record Date.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders, and only such shareholders who are shareholders of record on the date so fixed, shall be entitled to notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.  If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

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Section 6.  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed and the Board may adopt and approve a Comprehensive Bond offered by the Transfer Agent and Registrar.  When authorizing such issue of a new certificate or certificates, the Board of Directors or the Transfer Agent and Registrant may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE IX - DEALINGS WITH COMPANIES IN
WHICH DIRECTORS MAY HAVE AN INTEREST

Inasmuch as the Directors of this Corporation are or may be persons of diversified business interests, and are likely to be connected with other corporations with which from time to time this Corporation may have business dealings, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that Directors of this Corporation are interested in, or are directors or officers of such other corporation.

ARTICLE X - MISCELLANEOUS PROVISIONS

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2.  Inspection of Books.  The Directors shall determine, from time to time, whether, and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to inspection of the shareholders, and shareholders' rights, in this respect, are and shall be restricted and limited accordingly.

Section 3.  Checks and Notes.  All checks and drafts on the Corporation's bank accounts, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto duly authorized, from time to time, by the Board of Directors; provided, that checks drawn on the Corporation's payroll, dividend and special accounts, may bear the facsimile signatures, affixed thereto by a mechanical devise, of such officers or agents as the Board of Directors may authorize.

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Section 4.  Dividends.  The Board of Directors shall declare such dividends, as they in their discretion see fit, whenever the condition of the Corporation, in their opinion, shall warrant the same.  The Board may declare dividends in cash, in property or in capital stock.

Section 5.  Notices.  Whenever, under the provisions of these By-laws, notice is required to be given to any Director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a postage paid sealed wrapper addressed to such shareholder, officer or Director at such address as appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

ARTICLE XI - INDEMNIFICATION OF OFFICERS AND DIRECTORS
AGAINST LIABILITIES AND EXPENSE IN ACTIONS

Section 1.  Indemnification with Respect to Third Party Actions.  The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 2.  Indemnification with Respect to Actions by or in the Right of the Corporation.  This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, except that no indemnification shall be made in respect of any claim, issue or matter if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.  Any indemnification under this Article XI (unless ordered by a court) shall be made by this Corporation only as authorized in the specific instance upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in this Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him, in connection with the action, suit, or proceeding.

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Section 3.  Payment of Expenses in Advance of Disposition of Action.  Expenses incurred in defending any actual or threatened civil or criminal action, suit, or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors in the specific instance upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount, unless it shall be ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article XI.

Section 4.  Indemnification Provided in this Article Non-Exclusive.  The indemnification provided in this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

Section 5.  Definition of "Corporation".  For the purposes of this Article XI, references to this "Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation as a director, officer, employee, partner, trustee or agent of another enterprise shall stand in the same position under the provision of this Article XI with respect to the resulting surviving corporation in the same capacity.

Section 6.  Saving Clause.  In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provisions of this Article XI and any other provisions of this Article XI shall be construed as if such invalid provisions had not been contained in this Article XI.

ARTICLE XII - AMENDMENTS

Subject to any and all restrictions imposed, or prohibitions provided by the General and Business Corporation Law of Missouri, these By-laws may be altered, amended, suspended, or repealed and new By-laws may be adopted, from time to time, by a majority vote of the Board of Directors.

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